UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 14, 2008
PolyOne Corporation
(Exact Name of Registrant as Specified in Charter)

Ohio	1-16091	34-1730488

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
PolyOne Center, 33587 Walker Rd.
Avon Lake, Ohio 44012
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code:
(440) 930-1000
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.
On July 2, 2008, PolyOne Corporation (the “Company”) filed a Current Report on Form 8-K attaching a press release announcing that the Company implemented a change to its management and segment organization as well as to the presentation of its financial results. The press release included attachments that recast certain of the Company’s historical financial information according to the new presentation. Subsequently, the Company revised the presentation of segment operating income for the Resin and Intermediates and Corporate and eliminations reportable segments for the second and fourth quarters of 2007. Attachments 1, 2 and 3 included in Exhibit 99.1 of this Current Report on Form 8-K have been revised from their previous presentation included in the press release to reflect the revised presentation. Exhibit 99.1 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Exhibit Description
99.1	Historical financial information — Attachments 1, 2 and 3.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: July 14, 2008

POLYONE CORPORATION
By:	/s/ Robert M. Patterson
	Name:	Robert M. Patterson
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Historical financial information — Attachments 1, 2 and 3.